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                                                                   EXHIBIT 10.3



                               SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of August 28, 1996, made by WHAT A WORLD!, INC., a Delaware corporation (the "Grantor"), in favor of David B. Cornstein, as agent (together with any successor in such capacity and representative or designee thereof, the "Agent"), for the Lenders (as hereinafter defined).

     WHEREAS, each of David B. Cornstein ("Cornstein"), David F. Miller ("Miller") and Hugh H. Jones, Jr. ("Jones" and together with Cornstein and Miller, the "Lenders") has concurrently herewith agreed to lend to the Grantor up to $270,000, $270,000 and $60,000, respectively or an aggregate of $600,000 (the "Loans"), subject to the terms and conditions set forth in the notes evidencing the Loan to be executed and delivered by Grantor to each of the Lenders simultaneously herewith (the "Notes").

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans, the Grantor hereby agrees with the Agent for his benefit and for the ratable benefit of the Lenders as follows:

     1. Grant of Security. As collateral security for the prompt and complete payment, performance and observance by the Grantor of its present and future obligations under the Notes, whether at stated maturity, by acceleration or otherwise (including, without limitation, all interest thereon at the rate(s) provided in the Notes, whether accruing prior or subsequent to the commencement of a bankruptcy or similar proceeding involving the Grantor as a debtor) (all of the foregoing being herein referred to as the "Obligations"), the Grantor hereby grants to the Agent for his benefit and the ratable benefit of the Lenders, a continuing first priority security interest in, and a right of set-off against, and the Grantor hereby assigns to the Agent, the collateral described in paragraph 2 below (the "Collateral").

     2. Description of Collateral. The Collateral is described as follows and on any separate schedule(s) at any time or from time to time, furnished by the Grantor to the Agent (all of which are hereby deemed part of this Security Agreement) and also includes all accessions to the Collateral, substitutions and replacements thereof, all items of Collateral now owned or existing and hereafter acquired, created or arising, and all products and proceeds thereof (including, without limitation, claims of the Grantor against third parties for loss or damage to or destruction of any Collateral):

                 (a) all equipment in all of its forms, wherever located, now or hereafter existing, including, but not

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            limited to, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "Equipment");

                 (b) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials, work in process and finished products, intended for sale or lease or to be furnished under contracts of service in the ordinary course of business, of every kind and description; (ii) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee); and (iii) goods which are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents (including, without limitation, all warehouse receipts, negotiable documents, bills of lading and other title documents) therefor (any and all such inventory, accessions, products and documents being the "Inventory");

                 (c) all accounts, contract rights, chattel paper, instruments, certificated and uncertificated securities, letters of credit, deposit accounts, insurance policies, general intangibles (including, without limitation, all pension reversions, tax refunds, trade names, trademarks, patents, copyrights, other intellectual property and licenses thereof and all contracts and agreements) and all other obligations of every kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and all other contracts and agreements, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, certificated and uncertificated securities, letters of credit, deposit accounts, insurance policies, general intangibles or obligations (and all such accounts, contract rights, chattel paper, instruments, certificated and uncertificated securities, letters of credit, deposit accounts, insurance policies, general intangibles and obligations being the "Receivables," and any and all such security agreements, leases and other contracts being the "Related Contracts");

                 (d) all other goods and personal property, whether tangible or intangible (including, without limitation, any proprietary computer software), or whether now owned or hereafter acquired and wherever located;

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                 (e) all instruments, files, books, ledger sheets, records and documents covering or relating to all of the foregoing Collateral (including, without limitation, computer records, disks, tapes and other media on which information relating to the Collateral is stored or recorded and all cash registers, computer software, management information systems and other systems and copies of every kind thereof relating to the foregoing Collateral); and

                 (f) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (e) of this paragraph 2) and, to the extent not otherwise included, all (i) payments under insurance whether or not the Agent is the loss payee thereof, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash and cash equivalents.

     3. Grantor Remains Liable. Anything herein to the contrary notwithstanding,

                 (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral (including, without limitation, the Related Contracts) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

                 (b) the exercise by the Agent or any Lender of any of the
            rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral (including, without limitation, the Related Contracts); and

                 (c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral (including, without limitation, the Related Contracts) by reason of this Security Agreement, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     4. Representations, Warranties and Covenants of the Grantor. The Grantor hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) and covenants that:

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                 (a) Place of Perfection; Records.  Except for Equipment and
            Inventory that is en route to the Grantor, all of the Grantor's Equipment and Inventory is located at the places specified in
            Schedule I hereto. The location of the Grantor's chief executive office, principal place of business and other places of business, the books and records relating to Collateral, and the originals of all instruments, letters of credit and chattel paper that evidence Receivables are and have been during the four month period prior to the date hereof located at the addresses set forth on Schedule II hereto and the Grantor will not change any of the same, without prior written notice to and consent of the Agent. The originals of all instruments, letters of credit and chattel paper that evidence Receivables have been, and all such instruments, letters of credit and chattel paper which may be hereafter created shall be (upon receipt by the Grantor thereof) delivered to the Agent. None of the Accounts existing on the date hereof is evidenced by a promissory note or other instrument. Any Collateral, perfection of a security interest in which is made by notation or a certificate of title or pursuant to any federal law, is described on Schedule III hereto.

                 (b) Use of Collateral.  The Collateral is and will be used in the Grantor's business and not for personal, family, household or farming use. The Grantor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations, except where the failure to so conform would not have a material adverse effect on the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of the Grantor.

                 (c) Sale or Other Disposition of Collateral.  The Grantor will not assign, sell, lease, transfer, or otherwise dispose of or abandon, nor suffer or permit any of the same to occur with respect to, any Collateral, and the inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Agent to any sale or other disposition of any Collateral except as expressly permitted herein. Notwithstanding the foregoing, the Grantor shall be permitted to sell, assign, lease or otherwise dispose of Inventory in the ordinary course of business.

                 (d) Access to Collateral.  The Grantor shall permit the Agent
            (or any representative of the Agent) to have access to and the right of inspection of the Collateral and any records pertaining thereto (including, without limitation, computer records and files) and the Grantor


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            hereby grants to the Agent for his benefit and for the ratable benefit of the Lenders a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations. Grantor shall permit the Agent (or any representative of the Agent) the right to make extracts from and to receive from the Grantor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor.

                 (e) Nature of Security Interest.  The grant of a security
            interest in the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment, performance and observance of the Obligations, subject to any filings of UCC-1 financing statements or any other actions required pursuant to the Uniform Commercial Code of the relevant jurisdiction (the "UCC"), in the case of any intellectual property, subject to any filings with the United States Patent and Trademark Office or the United States Copyright Office, with respect to any collateral assignments of insurance, subject to delivery of notice of such assignment to the applicable insurance company and with respect to any promissory note or other Collateral the nature of which requires the taking of possession, subject to the Agent taking possession of such Collateral.

                 (f) Further Assurances.  The Grantor will, at its sole cost and expense, perform all acts and execute all documents reasonably requested by the Agent from time to time to evidence, perfect, maintain or enforce the Agent's first priority security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement. Without limiting the generality of the foregoing, the Grantor will:

                       (i) mark conspicuously each negotiable document or other
                  document of title included in the Inventory and each letter of credit, instrument and chattel paper included in the Receivables and at the request of the Agent, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, including that such document, chattel paper or Collateral is subject to the security interest granted hereby;

                       (ii) if any Receivable shall be evidenced by a
                  promissory note, certificated security or other document or instrument, within 10 days of the date hereof and at all times thereafter, deliver and


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                  pledge to the Agent hereunder for his benefit and for the
                  ratable benefit of the Lenders such note, document or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, in form and substance satisfactory to the Agent;

                       (iii) at any time and from time to time, execute and
                  deliver to the Agent such financing or continuation statements, or amendments thereto, pursuant to the UCC, applications for certificates of title and other papers, documents or instruments as may be requested by the Agent in connection with this Security Agreement, and the Grantor hereby authorizes the Agent to execute and file at any time and from time to time one or more financing or continuation statements or copies thereof or of this Security Agreement with respect to the Collateral signed only by the Agent where permitted by law; a carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law; and

                       (iv) within 30 days of the date hereof and at all times
                  thereafter, ensure that each certificate of title, registration or other title document relating to any motor vehicle owned by Grantor lists the Agent as the holder of a first lien on such motor vehicle.

                 (g) No Commingling.  From and after the occurrence of an Event of Default (as defined in the Notes) and so long as any Event of Default shall be continuing, proceeds of the Collateral received by the Grantor shall not be commingled with other property of the Grantor, but shall be segregated, held by the Grantor in trust for the Agent, and immediately delivered to the Agent in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by the Agent as additional Collateral hereunder or, at the Agent's option, to be applied to payment of the Obligations, whether or not due, in the following order:

                       (i) First, to payment of all costs and expenses of the Agent and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations and the security interest granted herein, including, without limitation, any amounts advanced by the Agent or the Lenders to protect or preserve the Collateral;


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                       (ii) Second, to payment of that portion of the
                  Obligations constituting accrued and unpaid interest and fees; and

                       (iii) Third, to payment of that portion of the
                  Obligations constituting principal of the Notes.

                 (h) Trade Names.  Except for any trade or other names set
            forth on Schedule IV hereto, the Grantor has not, during the five year period prior to the date hereof, been known by or used any trade name, fictitious name or any corporate name other than the Grantor's name as set forth in this Security Agreement.

     5. Agent's Rights.

        (a) In his sole discretion, the Agent may, at any time and from time to time:

                 (i) if an Event of Default occurs and is continuing, in his name or in the Grantor's name or otherwise, notify any obligor of any account, contract, document, instrument, chattel paper, letter of credit or general intangible included in the Collateral to make payment to the Agent;

                 (ii) if an Event of Default occurs and is continuing, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Agent with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by the Grantor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein;

                 (iii) whether or not an Event of Default is continuing, for the account of the Grantor, pay any amount or do any act necessary or advisable for the insuring, maintaining, preservation or protection of the Collateral and required of the Grantor hereunder and which the Grantor fails to do or pay, and any such payment shall be deemed an advance by the Agent to the Grantor payable on demand together with interest at the highest rate then payable on any of the Obligations. The Agent agrees to give the Grantor, to the extent practicable in the sole judgment of the Agent, (A) three
            (3) days' prior notice (which may be oral) of any payment made pursuant to this clause (iii); and (B) concurrent

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            notice of acts done pursuant to this clause (iii), provided, however, that the failure to give such notice shall not affect the validity of any such actions or affect the obligation of the Grantor to reimburse the Agent for any amounts paid under this clause (iii); and

                 (iv) transfer to or register in the name of the Agent or his nominee any Collateral consisting of securities, and, whether or not so transferred or registered, while an Event of Default is continuing, the Agent shall be entitled to receive and retain all income, dividends (including stock dividends and rights to subscribe) and other distributions thereon as part of the Collateral and to exchange any such Collateral upon the reorganization, recapitalization or readjustment of any entity issuing such securities and to exercise all rights with respect thereto as if he were the absolute owner thereof, provided that, until the occurrence of an Event of Default and whether or not the Collateral is transferred to or registered in the name of the Agent or his nominee, and after an Event of Default is cured or waived, the Grantor shall be entitled to exercise the right to vote such Collateral and, if the Collateral has been so transferred or registered, the Agent shall take such action as the Grantor may reasonably request to enable the Grantor to exercise such right for any purpose which is not inconsistent with the terms of this Security Agreement or the Obligations and which would not have an adverse effect on the value of the Collateral.

     (b) In his sole discretion, the Agent may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any security interest in and rights with respect to any Collateral, whereupon the Agent shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of the Agent hereunder with respect thereto, but the Agent shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered. The Agent agrees to give the Grantor concurrent notice of any such assignment, transfer or delivery to a transferee, provided, however, that the failure to give such notice shall not affect the validity of any such assignment, transfer or delivery.

     (c) At his option, the Agent may apply any insurance monies received at any time to the cost of repairs to or replacements for the Collateral and/or to payment of the Obligations, whether or not due, in any order the Agent may determine, any surplus (after payment of all costs, reasonable attorneys' fees and disbursements) to be remitted to the Grantor, the Grantor remaining liable for any deficiency.




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     6. Expenses.  The Grantor will upon demand pay the Agent for all reasonable out-of-pocket costs and expenses which the Agent may pay or incur pursuant to the provisions of this Security Agreement or in perfecting, defending, protecting or enforcing this Security Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest thereon, shall be part of the Obligations and shall be payable on demand.

     7. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent may, without notice to or demand upon the Grantor, declare any Obligations immediately due and payable and the Agent shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or of the agent under the Obligations, all such rights and remedies being cumulative and in addition to all other remedies in favor of the Agent existing at law or in equity, not exclusive, and enforceable alternatively, successively or concurrently:

             (a) The Agent may at any time and from time to time, with or without judicial process or the aid and assistance of other, to the extent the Agent is not prohibited from doing so under applicable law (the Grantor hereby waiving its rights and benefits under such law to the extent such rights and benefits can be legally waived), enter upon any premises in which any Collateral may be located and, without resistance or interference by the Grantor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require the Grantor to assemble and make available to the Agent at the expense of the Grantor any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, the Agent may use the license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Agent deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition the Grantor hereby agrees that ten (10) days prior notice to the address of the Grantor as set forth in this Security Agreement shall be deemed reasonable notice thereof.


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             (b) If any Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to pay for same and in such event the Agent may resell such Collateral. In no event shall the Grantor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Agent.

             (c) The Agent or any Lender may purchase any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, the Agent or any Lender may purchase such Collateral at private sale, free from any equity or right of redemption, which is hereby waived and released, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Obligations in lieu of cash payment.

             (d) The Agent shall apply the cash proceeds actually received from any sale or other disposition of the Collateral to the payment of the Obligations as provided for in Section 4(g) hereof. Grantor shall remain liable and will pay the Agent on demand any deficiency remaining, which, together with interest thereon (at the rate specified in the Notes), shall be part of the Obligations and be payable on demand, with any surplus to be paid to the Grantor, subject to any duty of the Agent imposed by law to the holder of any subordinate security interest in the Collateral known to the Agent.

             (e) The Agent may appropriate, set-off and apply to the payment of the Obligations, any Collateral in or coming into the possession of the Agent or his agents, without notice to the Grantor and in such manner as the Agent may in his sole discretion determine.

             (f) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Agent shall give the Grantor at least ten (10) days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Grantor agrees is reasonable, all other demands, advertisements and notices being hereby waived.

             (g) The Agent shall not be obligated to make any sale of Collateral if he shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale


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may, without further notice, be made at the time and place to which the same was so adjourned.

     8. Agent Appointed Attorney-in-Fact. (a) To effectuate the terms and provisions hereof, the Grantor hereby appoints the Agent as the Grantor's attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and, from and after the occurrence and during the continuance of an Event of Default, taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Agent shall have the right and power, from and after the occurrence and during the continuance of an Event of Default, to:

                 (i) receive, open and dispose of all mail addressed to the
            Grantor and notify the Post Office authorities to change the address for delivery of mail addressed to Grantor to such address as the Agent may designate;

                 (ii) endorse the name of the Grantor on any notes,
            acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into the Agent's possession;

                 (iii) sign the name of the Grantor on any invoices, documents, drafts against and notices to any account of the Grantor or obligors of the Grantor, assignments and requests for verification of accounts;

                 (iv) execute proofs of claim and loss;

                 (v) execute endorsements, assignments or other
            instruments of conveyance or transfer;

                 (vi) adjust and compromise any claims under insurance policies or otherwise; execute releases; and

                 (vii) do all other acts and things necessary or advisable in the sole discretion of the Agent to carry out and enforce this Security Agreement or the Obligations.

            (b) All acts done under the foregoing authorization are hereby ratified and approved and neither the Agent nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law (except for any acts of commission or omission of gross negligence or willful misconduct).


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             (c) This power of attorney, being coupled with an interest, is irrevocable while any Obligations remain unpaid or unperformed.

     9. Agent's Duties; Reasonable Care. (a) The Agent shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in his possession, which duty shall be fully satisfied if the Agent maintains safe custody of such Collateral.

             (b) Except as hereinabove specifically set forth, the Agent shall have no further obligation to ascertain the occurrence of, or to notify the Grantor with respect to, any matters relating to any Collateral and shall not be deemed to assume any such further obligation as a result of the establishment by the Agent of any internal procedures with respect to any Collateral in his possession, nor shall the Agent be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or his use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect his or the Grantor's rights in the Collateral or against any prior parties thereto, but the same shall be at the Grantor's sole risk and responsibility at all times.

             (c) The Grantor hereby releases the Agent and the Lenders from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and his use and/or any actions taken or omitted to be taken by the Agent with respect thereto (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Agent), and the Grantor hereby agrees to hold the Agent harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Agent).

     10. Rights and Remedies Not Waived. The Agent's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by the Agent shall constitute a waiver of his rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default hereunder or right or remedy which he may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

     11. Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent may himself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by

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

the Grantor under paragraph 6 hereof; the Agent agrees to give the Grantor concurrent notice of any action taken pursuant to this paragraph 11, provided, however, that the failure to give such notice shall not affect the validity of any such action.

     12. Waiver of July Trial and Setoff; Consent to Jurisdiction; etc.  (a)
In any litigation in any court with respect to, in connection with, or arising out of this Security Agreement, the Collateral, or any instrument or document delivered pursuant to this Security Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Grantor and the Lenders or the Agent, THE GRANTOR, to the fullest extent it may effectively do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. THE GRANTOR AGREES THAT THIS PARAGRAPH 12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE GRANTOR ANY LOAN OR FINANCIAL ACCOMMODATIONS UNDER THE NOTES IF THIS PARAGRAPH 12 WERE NOT PART OF THIS SECURITY AGREEMENT.

             (b) The Grantor hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located in the City of New York in connection with any action or proceeding arising out of or relating to this Security Agreement, the Collateral or any document or instrument delivered pursuant to this Security Agreement. The Grantor hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

     13. Admissibility of Security Agreement. The Grantor agrees that any copy of this Security Agreement signed by the Grantor and transmitted by telecopier for delivery to the Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

     14. Notices. Wherever this Security Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given in writing by messenger, electronic transmission, telegraph, telex or postage prepaid, registered or recorded delivery, airmail letter sent to the address set forth below, or to such other address as the party affected may hereafter designate in writing to the Grantor and the Agent. Any such notice shall be effective when received by the party to whom addressed; provided that if given or made by postage prepaid, registered or recorded delivery, airmail letter or by telegraph or telex, it shall be deemed to have been received at the earlier of (i) when actually received or (ii) three (3) business days after the same was posted or sent (and in proving such, it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid or sent), and provided that if given or made by telegraph or telex, it shall be deemed to have been received at the time of dispatch.

     To Grantor:

     WHAT A WORLD!, INC.
     Suite 100
     McCormick Center II-B
     10901 Roosevelt Boulevard
     St. Petersburg, FL  33716

     To Agent:

     David B. Cornstein
     c/o Finlay Enterprises, Inc.
     521 Fifth Avenue
     New York, New York 10175

     15. Terms. All terms defined in the UCC and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

     16. Amendments and Modification. No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged.

     17. Continuing Security Interest. This Security Agreement shall create a continuing first priority security interest in the Collateral and shall (i) remain in full force and effect until the performance in full of the Obligations (ii) be binding upon and inure to the benefit of the Grantor, its successors and assigns, and (iii) be binding upon and inure to the benefit of, and be enforceable by, the Agent, the Lenders and their respective successors, transferees and assigns.

     18. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all of the obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

                 (i) any lack of validity or enforceability of any provision of the Notes or any other agreement or instrument relating thereto;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the

     Obligations or any other amendment or waiver of or any consent to any departure from the Notes;

                 (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                 (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.

     19. Counterparts. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

     20. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OBLIGATIONS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.


     21. Captions; Separability. (a) The captions of the paragraphs and subparagraphs of this Security Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

             (b) If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

     22. Schedules. The Lenders are authorized to annex hereto any schedules referred to herein which are approved by Grantor (which approval shall not be unreasonably withheld or delayed).

     23. Acknowledgment of Receipt. The Grantor acknowledges receipt of a copy of this Security Agreement.

     24. Gender. In construing this Security Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa in any place in which the context so requires.

     25. Appointment of Agent.

             (a) Each Lender hereby designates David B. Cornstein ("Cornstein") to act as agent for such Lender under this Security Agreement and Cornstein hereby accepts such appointment. Each Lender hereby irrevocably authorizes Agent to take such action on his behalf under the provisions of this Security Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of Agent by the terms hereof and such other powers as are reasonably incidental thereto and the Agent shall hold all Collateral, payments of principal, interest and fees received pursuant to this Security Agreement, for the ratable benefit of Lenders. Agent may perform any of his duties hereunder by or through his agents or employees. As to any matters not expressly provided for by this Security Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders who in the aggregate have provided a majority of the then outstanding aggregate amount of Loans at the time in question (the "Required Lenders"), and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Security Agreement or applicable law.

             (b) Agent shall have no duties or responsibilities except those expressly set forth in this Security Agreement. Neither Agent nor any of his employees or agents shall be liable for any action taken or omitted by any of them hereunder or in connection herewith unless caused by their gross negligence or willful misconduct. Agent shall not have by reason of this Security Agreement a fiduciary relationship in respect of any Lender; and nothing in this Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Security Agreement except as expressly set forth herein.

             (c) Agent may resign on ten (10) days' written notice to each of the Lenders and Grantor and upon such resignation, the Required Lenders will
promptly designate a successor Agent reasonably satisfactory to Grantor.   Any
such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon such appointment.

             (d) If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Security Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any person by reason of so refraining.

             (e) Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by him to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Security Agreement and his duties hereunder, upon advice of counsel selected by him. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

             (f) Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless Agent has received notice from a Lender or Grantor describing such or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as he shall deem advisable in the best interests of the Lenders.

             (g) Each Lender will reimburse and indemnify Agent in proportion to his respective portion of the Loans outstanding at the time in question, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing his duties hereunder, or in any way relating to or arising out of this Security Agreement; provided, that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

             (h) If Agent shall be a Lender, Agent shall have the same rights and powers under this Security Agreement as any other Lender and as if he were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in his capacity as a Lender.

     IN WITNESS WHEREOF, the Grantor has duly executed or caused this Security Agreement to be duly executed as of the date first above set forth.

                                     WHAT A WORLD!, INC.


                                     By:/s/ David F. Miller
                                        ------------------------------
                                        Name:  David F. Miller
                                        Title: President

                                     AGREED:



                                     /s/ David B. Cornstein
                                     --------------------------------
                                     David B. Cornstein, individually
                                       and as Agent



                                     /s/ David F. Miller
                                     --------------------------------
                                     David F. Miller



                                     /s/ Hugh H. Jones, Jr.
                                     --------------------------------
                                     Hugh H. Jones, Jr.

                                   SCHEDULE I

                    LOCATION OF THE EQUIPMENT AND INVENTORY

WHAT A WORLD!, INC.                           WHAT A WORLD!, INC.
Tampa Bay Center                              Aventura Mall
3302 West M.L. King Boulevard #2031           19575 Biscayne Boulevard
Tampa, Florida 33607                          Suite 1197
                                              N. Miami, Florida  33180
WHAT A WORLD!, INC.
Governor's Square Mall                        WHAT A WORLD!, INC.
1500 Apalachee Parkway #2078                  Monmouth Mall
Tallahassee, Florida  32301                   Route 35 and Wyckoff Rd #2144
                                              Eatontown, New Jersey  07724
WHAT A WORLD!, INC.
Orange Park Mall                              WHAT A WORLD!, INC.
1910 Wells Road, Space #1050                  Orlando Fashion Square Mall
Orange Park, Florida  32073                   Space #D64
                                              3201 East Colonial Drive
WHAT A WORLD!, INC.                           Orlando, Florida  32803
Treasure Coast Square Mall
3202 N.W. Federal Highway                     WHAT A WORLD!, INC.
Jensen Beach, Florida  34957                  10901 Roosevelt Boulevard
                                              Bldg. B, Suite 100
WHAT A WORLD!, INC.                           St. Petersburg, Florida  33716
The Falls
8888 S.W. 136th Street
Suite 403
Miami, Florida  33156

WHAT A WORLD!, INC.
Staten Island Mall
2655 Richmond Avenue
Space T-131
Staten Island, New York  10314

WHAT A WORLD!, INC.
Countryside Mall
27001 U.S. 19 North #1042
Clearwater, Florida  34621

WHAT A WORLD!, INC.
DeSoto Square Mall
303 U.S. 301, Blvd. West #209
Bradenton, Florida  34205

WHAT A WORLD!, INC.
Paddock Mall
3100 S.W. College RD #454
Ocala, Florida  34474



                                  SCHEDULE II

             CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS

WHAT A WORLD!, INC.
Suite 100
McCormick Center II-B
10901 Roosevelt Boulevard
St. Petersburg, Florida  33716

                            OTHER PLACES OF BUSINESS



WHAT A WORLD!, INC.
Countryside Mall
29001 U.S. 19 North #1042
Clearwater, Florida 34621

WHAT A WORLD!, INC.
Governor's Square Mall
1500 Apalachee Parkway #2078
Tallahassee, Florida 32301

WHAT A WORLD!, INC.
Tampa Bay Center
3302 West M.L. King Boulevard #2031
Tampa, Florida 33607

WHAT A WORLD!, INC.
DeSoto Square Mall
303 U.S. 301 Blvd. West #209
Bradenton, Florida  34205

WHAT A WORLD!, INC.
Orange Park Mall
1910 Wells Road #1050
Orange Park, Florida  32073



                    SEE SCHEDULE I FOR ADDITIONAL LOCATIONS

     LOCATION OF ORIGINAL INSTRUMENTS, BOOKS AND RECORDS, LETTERS OF CREDIT AND CHATTEL PAPER

                                  SCHEDULE III

     COLLATERAL WHERE PERFECTION OF A SECURITY INTEREST THEREIN IS MADE BY NOTATION TO A CERTIFICATE OF TITLE OR PURSUANT TO FEDERAL LAW

                                      None

                                  SCHEDULE IV

     TRADENAMES, FICTITIOUS NAMES, CORPORATE NAMES OTHER THAN GRANTOR'S NAME

                        What A World!






                                     - 22 -